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                                                                    EXHIBIT 4.52

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON ITS EXERCISE MAY BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EPICEDGE, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                     WARRANT

                    TO PURCHASE SERIES B-1 PREFERRED STOCK OF

                                 EPICEDGE, INC.

         THIS WARRANT IS TO CERTIFY THAT Edgewater Private Equity Fund III, L.P. ("Purchaser"), is entitled to purchase from EpicEdge, Inc., a Texas corporation (the "Company"), the number of shares of the Company's Series B-1 Convertible Preferred Stock, par value $.01 per share ("Preferred Stock"), as shall be determined in accordance with the provisions of Section 2 at a price per share of $0.01, as adjusted from time to time pursuant to Section 4 (the "Exercise Price"). This Warrant has been issued to Purchaser in partial consideration of certain financial accommodations made by Purchaser for the benefit of the Company.

         Section 1. Certain Definitions. As used in this Warrant, unless the context otherwise requires:

         "Registration Rights Agreements" shall mean that certain Registration Rights Agreement dated as of February 18, 2000, and that certain Registration Rights Agreement dated as of September 29, 2000, each as among the Company and the parties identified therein, as each such agreement may be amended, modified or restated from time to time.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Warrant" shall mean this Warrant and all additional or new warrants issued upon division or combination of, or in substitution for, this Warrant. All such additional or new warrants shall at all times be identical as to terms, conditions and date, except as to the number of shares of Warrant Stock for which they may be exercised.

         "Warrantholder" shall mean Purchaser, as the initial holder of this Warrant, and its nominees, successors or assigns, including any subsequent holder of this Warrant to whom it has been legally transferred.

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         "Warrant Stock" shall mean the shares of the Company's Preferred Stock purchasable by the holder of this Warrant upon the exercise of such Warrant, as determined in accordance with Section 2.

         Section 2. Warrant Stock. This Warrant shall be exercisable for Two Hundred Thousand (200,000) shares of Preferred Stock.

         Section 3.        Exercise of Warrant.

                  (a) Prior to April 4, 2012 (the Expiration Date"), Purchaser may at any time and from time to time exercise this Warrant, in whole or in part.

                           (i) The Warrantholder shall exercise this Warrant by means of delivering to the Company at its principal place of business the following: (A) a written notice of exercise, including the number of shares of Warrant Stock to be delivered pursuant to such exercise, pursuant to a subscription form substantially in the form of Exhibit A attached hereto and made a part hereof ("Subscription Form"),
                  (B) this Warrant and (C) payment equal to the Exercise Price in accordance with Section 3(a)(ii). In the event that any exercise shall not be for all shares of Warrant Stock purchasable hereunder, a new Warrant registered in the name of the Warrantholder, of like tenor to this Warrant and for the remaining shares of Warrant Stock purchasable hereunder, shall be delivered to the Warrantholder within five (5) days of any such exercise.

                           (ii) The Warrantholder may elect to pay the Exercise Price to the Company either (A) by cash, certified check or wire transfer, (B) by converting the Warrant into Warrant Stock ("Warrant Conversion"), or (C) any combination of the foregoing, and specifying such election(s) in the Subscription Form. If the Warrantholder elects to pay the Exercise Price through Warrant Conversion, upon the exercise hereof the Warrantholder shall specify in the Subscription Form that the Company is authorized to withhold from issuance a number of shares of Warrant Stock which, when multiplied by the fair market value per share of the Warrant Stock on the date of exercise, is equal to the aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

                  (b) Upon exercise of this Warrant and delivery of the Subscription Form with proper payment relating thereto, the Company shall cause to be executed and delivered to the Warrantholder a certificate or certificates representing the aggregate number of fully paid and nonassessable shares of Warrant Stock issuable upon such exercise.

                  (c) The stock certificate or certificates for Warrant Stock to be delivered in accordance with this Section 3 shall be in such denominations as may be specified in said notice of exercise and shall be registered in the name of the Warrantholder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and the Warrantholder or any other person so designated to be named therein shall be deemed to have become the holder of record of such shares of Warrant Stock, including to the extent permitted by law the right to vote such shares of

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         Warrant Stock or to consent or to receive notice as a shareholder of the Company, as of the time said notice is delivered to the Company as aforesaid.

                  (d) The Company shall pay all expenses payable in connection with the preparation, issuance and delivery of stock certificates under this Section 3, including any transfer taxes resulting from the exercise of the Warrant and the issuance of Warrant Stock hereunder.

                  (e) All shares of Warrant Stock issuable upon the exercise of this Warrant in accordance with the terms hereof shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon, other than liens or other encumbrances created by the Warrantholder.

                  (f) In no event shall any fractional share of Warrant Stock of the Company be issued upon any exercise of this Warrant. If, upon any exercise of this Warrant, the Warrantholder would, except as provided in this paragraph, be entitled to receive a fractional share of Warrant Stock, then the Company shall deliver in cash to such holder an amount equal to the fair market value of such fractional interest.

         Section 4.        Adjustment of Exercise Price and Warrant Stock.

                  (a) If, at any time prior to the Expiration Date, the number of outstanding shares of Preferred Stock is (i) increased by a stock dividend payable in shares of Preferred Stock or by a subdivision or split-up of shares of Preferred Stock or (ii) decreased by a combination of shares of Preferred Stock, then, following the record date fixed for the determination of holders of Preferred Stock entitled to receive the benefits of such stock dividend, subdivision, split-up, or combination, the Exercise Price shall be adjusted to a new amount equal to the product of (I) the Exercise Price in effect on such record date and (II) the quotient obtained by dividing (x) the number of shares of Preferred Stock outstanding on such record date (without giving effect to the event referred to in the foregoing clause (i) or
         (ii)), by (y) the number of shares of Preferred Stock which would be outstanding immediately after the event referred to in the foregoing clause (i) or (ii), if such event had occurred immediately following such record date.

                  (b) Upon each adjustment of the Exercise Price as provided in Section 4(a), the Warrantholder shall thereafter be entitled to subscribe for and purchase, at the Exercise Price resulting from such adjustment, the number of shares of Warrant Stock equal to the product of (i) the number of shares of Warrant Stock existing prior to such adjustment and (ii) the quotient obtained by dividing (I) the Exercise Price existing prior to such adjustment by (II) the new Exercise Price resulting from such adjustment.

         Section 5. Division and Combination. This Warrant may be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Warrantholder or its agent or attorney. The Company shall pay all expenses in connection with the preparation, issue and delivery of Warrants under this Section 5, including

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any transfer taxes resulting from the division or combination hereunder. The
Company agrees to maintain at its aforesaid office books for the registration of the Warrants.

         Section 6. Reclassification, Etc. In case of any reclassification or change of the outstanding Preferred Stock of the Company (other than as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Preferred Stock of the Company) at any time prior to the Expiration Date, then, as a condition of such reclassification, reorganization, change, consolidation or merger, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Warrantholder, so that the Warrantholder shall have the right prior to the Expiration Date to purchase, at a total price not to exceed that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation or merger by a holder of the number of shares of Warrant Stock of the Company which might have been purchased by the Warrantholder immediately prior to such reclassification, reorganization, change, consolidation or merger, in any such case appropriate provisions shall be made with respect to the rights and interest of the Warrantholder to the end that the provisions hereof (including provisions for the adjustment of the Exercise Price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable in relation to any shares of stock and other securities and property thereafter deliverable upon exercise hereof.

         Section 7.        Reservation and Authorization of Capital Stock.
The Company shall have reserved and made available for issuance such number of its authorized but unissued shares of Preferred Stock as will be sufficient to permit the exercise in full of all outstanding Warrants.

         Section 8. Stock and Warrant Books. The Company will not at any time, except upon dissolution, liquidation or winding up, close its stock books or Warrant books so as to result in preventing or delaying the exercise of any Warrant.

         Section 9. Limitation of Liability. No provisions hereof, in the absence of affirmative action by the Warrantholder to purchase Warrant Stock hereunder, shall give rise to any liability of the Warrantholder to pay the Exercise Price or as a shareholder of the Company (whether such liability is asserted by the Company or creditors of the Company).

         Section 10. Registration Rights. The Warrant Stock issuable upon the exercise of this Warrant shall have registration rights and related obligations identical to those of the "Registrable Securities" as set forth in the Registration Rights Agreements, as may be amended, restated or modified from time to time, by and among the Company and the parties identified therein, and the parties hereto shall each execute such agreements, documents and instruments in connection therewith, and the Company shall take such action, as reasonably requested in order to fulfill the purposes of this Section 10.

         Section 11. Transfer. Subject to compliance with the Securities Act and the applicable rules and regulations promulgated thereunder, this Warrant and all rights hereunder shall be

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transferable in whole or in part. Any such transfer shall be made at the office or agency of the Company at which this Warrant is exercisable, by the registered holder hereof in person or by its duly authorized attorney, upon surrender of this Warrant together with the assignment hereof properly endorsed, and promptly thereafter a new warrant shall be issued and delivered by the Company, registered in the name of the assignee. Until registration of transfer hereof on the books of the Company, the Company may treat the Purchaser as the owner hereof for all purposes.

         Section 12. Investment Representations; Restrictions on Transfer of Warrant Stock. Unless a current registration statement under the Securities Act shall be in effect with respect to the Warrant Stock to be issued upon exercise of this Warrant, the Warrantholder, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of Warrant Stock acquired upon exercise hereof, such Warrantholder will deliver to the Company a written statement that the securities acquired by the Warrantholder upon exercise hereof are for the account of the Warrantholder or are being held by the Warrantholder as trustee, investment manager, investment advisor or as any other fiduciary for the account of the beneficial owner or owners for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at any such time) of offering and distributing such securities (or any portion thereof). Any shares of Warrant Stock or shares of Common Stock shall bear a legend substantially similar to the legend on the face of this Warrant.

         Section 13. Loss, Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity and/or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Warrant Stock.

         Section 14. Amendments. The terms of this Warrant may be amended, and the observance of any term herein may be waived, but only with the written consent of the Company and the Warrantholder.

         Section 15. Notices Generally. Any notice, request, consent, other communication or delivery shall be made to the Warrantholder and/or the Company, as the case may be, at the addresses set forth in the records of the Company and the principal place of business of the Company, respectively.

         Section 16. Successors and Assigns. This Warrant shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.

         Section 17. Governing Law. In all respects, including all matters of construction, validity and performance, this Warrant and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois applicable to contracts made and performed in such State.

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                            [SIGNATURE PAGE FOLLOWS]

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                             WARRANT SIGNATURE PAGE

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its President.

Dated: April 4, 2003

                                           EPICEDGE, INC.
                                           (d/b/a EpicEdge), a Texas corporation

                                           By: /s/ Robert A. Jensen
                                              -----------------------
                                              Robert A. Jensen
                                              COO, CFO and Secretary

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                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 (to be executed only upon exercise of Warrant)

To:      ______________

         [CHOOSE ONE OR BOTH OF THE PARAGRAPHS, AS APPLICABLE]

         The undersigned, pursuant to the provisions set forth in the attached Warrant (No. __ ), hereby irrevocably elects to purchase __________ shares of the Warrant Stock covered by such Warrant and herewith makes payment of $__________, representing the full purchase price for such shares at the price per share provided for in such Warrant.

         The undersigned, pursuant to the provisions set forth in the attached Warrant (No. __ ), hereby irrevocably elects to exercise the right of conversion represented by the attached Warrant for ____ shares of Warrant Stock, and as payment therefor hereby directs ____________ to withhold ____ shares of Warrant Stock that the undersigned would otherwise be entitled thereunder.

         Dated: ______________________       Name: _____________________________

                                             Signature: ________________________

                                             Address: __________________________